Exhibit 5.1

March 9, 2017

Burlington Northern Santa Fe, LLC

$500,000,000 Principal Amount of 3.250% Debentures due June 15, 2027

$750,000,000 Principal Amount of 4.125% Debentures due June 15, 2047

Ladies and Gentlemen:

We have acted as counsel for Burlington Northern Santa Fe, LLC, a Delaware limited liability company (the “Company”), in connection with the public offering and sale by the Company of $500,000,000 principal amount of the Company’s 3.250% Debentures due June 15, 2027 and $750,000,000 principal amount of the Company’s 4.125% Debentures due June 15, 2047 (collectively, the “Securities”) to be issued pursuant to an indenture dated as of December 1, 1995, between the Company (as successor-in-interest to Burlington Northern Santa Fe Corporation, a Delaware corporation (the “Predecessor”)) and The Bank of New York Mellon Trust Company, N.A., as successor Trustee (the “Trustee”), the Fifth Supplemental Indenture, dated as of February 11, 2010, among the Predecessor, R Acquisition Company, LLC, a Delaware limited liability company (subsequently renamed Burlington Northern Santa Fe, LLC), and the Trustee (the Indenture, as so supplemented, the “Base Indenture”) and the Nineteenth Supplemental Indenture, dated as of March 9, 2017, between the Company and the Trustee (the “Nineteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Indenture and the Registration Statement on Form S-3 (Registration No. 333-211220), filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2016 (the “Registration Statement”), for registration under the Securities Act of 1933 (the “Securities Act”) of an indeterminate amount of debt securities of the Company, to be issued from time to time by the Company. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies and that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustee.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that when the Securities are authenticated in accordance with the provisions of the Indenture and delivered and paid for the Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Validity of the Debentures” in the Prospectus Supplement dated March 6, 2017 forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the Delaware Limited Liability Company Act, the laws of the State of New York and the Federal laws of the United States of America.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Burlington Northern Santa Fe, LLC

    2650 Lou Menk Drive

        Fort Worth, Texas 76131-2830

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